FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
October 20, 2021	Emlen Harmon, Senior Managing Director - Investor Relations
212.309.7646
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the third quarter and first nine months of 2021. Diluted earnings per share available to common stockholders in the third quarter of 2021 of $0.49 (as reported) and $0.52 (as adjusted).
Key Performance Highlights
▪GAAP net income available to common stockholders was $93.7 million.
▪Adjusted net income was $99.6 million compared to $100.4 million in the linked quarter.
▪Reported net interest margin excluding accretion income1 was 3.25% compared to 3.30% in the linked quarter.
▪Cost of funding liabilities decreased by one bp to 19 bps; earning asset yields decreased by nine bps to 3.52%.
▪Adjusted PPNR, excluding accretion income,1, 2 was $120.7 million; a decrease of $3.9 million, or 3.1%, compared to the linked quarter.
▪Total deposits were $23.9 billion, an increase of $789.3 million, or 3.4%, compared to the linked quarter.
▪Total core deposits were $23.4 billion, an increase of 3.5% compared to the linked quarter.
▪Total commercial loans were $19.7 billion, an increase of $558.7 million, or 2.9%, compared to the linked quarter.
▪Adjusted non-interest expense1 was $111.3 million; adjusted operating efficiency ratio3 was 45.4%.
▪NPLs increased by $32.1 million to $205.5 million; ACL / portfolio loans of 1.46% and ACL / NPLs of 150.8%.
▪TCE / TA1 was 10.25% and tangible book value per common share1 was $15.03, an increase of 10.8% from a year ago.
▪Received stockholder and Office of the Comptroller of the Currency approval for merger with Webster Financial Corporation.
▪Declared third quarter dividend per common share of $0.07.

Results for the Three Months ended September 30, 2021 vs. September 30, 2020

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	September 30, 2020	September 30, 2021	Change % / bps	September 30, 2020	September 30, 2021	Change % / bps
Total assets	$30,617,722	$30,028,425	(1.9)%	$30,617,722	$30,028,425	(1.9)%
Total portfolio loans, gross	22,281,940	21,276,549	(4.5)	22,281,940	21,276,549	(4.5)
Total deposits	24,255,333	23,936,023	(1.3)	24,255,333	23,936,023	(1.3)
PPNR[1,2]	126,687	121,416	(4.2)	123,286	120,734	(2.1)
Net income available to common	82,438	93,715	13.7	87,682	99,589	13.6
Diluted EPS available to common	0.43	0.49	14.0	0.45	0.52	15.6
Net interest margin	3.19%	3.30%	11	3.24%	3.35%	11
Tangible book value per common share[1]	$13.57	$15.03	10.8	$13.57	$15.03	10.8
Results for the Three Months ended September 30, 2021 vs. June 30, 2021

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	June 30, 2021	September 30, 2021	Change % / bps	June 30, 2021	September 30, 2021	Change % / bps
PPNR[1,2]	$128,112	$121,416	(5.2)	$124,647	$120,734	(3.1)
Net income available to common	96,380	93,715	(2.8)	100,444	99,589	(0.9)
Diluted EPS available to common	0.50	0.49	(2.0)	0.52	0.52	—
Net interest margin	3.38%	3.30%	(8)	3.42%	3.35%	(7)
Operating efficiency ratio[3]	48.5	50.7	220	44.1	45.4	130
Allowance for credit losses (“ACL”) - loans	$314,873	$309,915	(1.6)	$314,873	$309,915	(1.6)
ACL to portfolio loans	1.52%	1.46%	(6)	1.52%	1.46%	(6)
ACL to NPLs	181.7	150.8	(31)	181.7	150.8	(31)
Tangible book value per common share[1]	$14.62	$15.03	2.8	$14.62	$15.03	2.8

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 19.
2. PPNR represents pretax pre-provision net revenue. PPNR and PPNR excluding accretion income are non-GAAP measures and are measured as net interest income plus non-interest income less operating expenses before tax.

3. Operating efficiency ratio is a non-GAAP measure. See page 24 for an explanation of the operating efficiency ratio.

PEARL RIVER, N.Y. – October 20, 2021 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and nine months ended September 30, 2021. Net income available to common stockholders for the three months ended September 30, 2021 was $93.7 million, or $0.49 per diluted share, compared to net income available to common stockholders of $96.4 million, or $0.50 per diluted share, for the linked quarter ended June 30, 2021, and net income available to common stockholders of $82.4 million, or $0.43 per diluted share, for the three months ended September 30, 2020.

Net income available to common stockholders for the nine months ended September 30, 2021 was $287.3 million, or $1.49 per diluted share, compared to net income available to common stockholders of $143.4 million, or $0.74 per diluted share, for the same period in 2020.

Chief Executive Officer’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We are pleased to report strong results for the third quarter of 2021. We are finding opportunities in a competitive lending environment, and delivered robust growth in commercial loans and core deposits in the third quarter. Our credit outlook also continues to show steady improvement.

“Adjusted net income available to common stockholders was $99.6 million, or $0.52 per diluted share. Adjusted earnings per diluted share were in line with the linked quarter and represented an increase of 15.6% over the prior year. Over the past five years, our adjusted net income available per diluted common share has grown at a compound annual growth rate (“CAGR”) of 12.4% and tangible book value per common share has grown at a CAGR of 14.5%. Our key profitability metrics remained strong, with adjusted return on average tangible assets of 1.44% and adjusted return on average tangible common equity of 13.8%.

“Our net interest income was $213.8 million in the third quarter, a decline of $4.7 million over the linked quarter, which largely reflects lower prepayment fees from multi-family loans and lower accretion income. Our net interest margin excluding accretion income was 3.25%, a decline of five basis points from the linked quarter, a result of lower prepayment income and continued downward pressure on earning asset yields. Commercial loan growth accelerated through the third quarter, which should provide a strong tailwind to forward interest income. At September 30, 2021, our total commercial loans were $19.7 billion, an increase of $558.7 million, or 2.9% over the linked quarter, with the greatest contributions from traditional C&I loans and public sector finance portfolios. Our total core deposits were $23.4 billion, which represented an increase of $789.4 million over the linked quarter.

“In our fee-based businesses, client activity and transaction volumes continued to build from pandemic lows. In the third quarter, adjusted non-interest income was $30.9 million, an increase of $677 thousand versus the linked quarter. Relative to the linked quarter, we saw growth in fee income in our syndications, payroll finance and factoring, and derivatives businesses.

“In the third quarter, our adjusted non-interest expenses increased $1.6 million to $111.3 million, and our adjusted operating efficiency ratio was 45.4%. The expense increase reflects continued investment in our digital products and back office automation, as well as in our organic asset generation capabilities. We also saw an increase in regulatory assessments in line with balance sheet growth in the quarter.

“As of September 30, 2021, our allowance for credit losses - portfolio loans was $309.9 million, or 1.46% of total loans and 150.8% of non-performing loans, a decrease in absolute terms from the $314.9 million allowance we reported at the end of the second quarter. We recorded no provision for credit losses in the quarter, consistent with low levels of net charge-offs, continued improvement in the macro economic environment as well as in our asset quality metrics, all of which contributed to a lower modeled quantitative reserve requirement. We maintain prudent loan loss reserves as we continue to navigate the credit cycle and in the context of ongoing uncertainty related to the trajectory and timing of the economic recovery.

“We continue to build on our already strong capital position. At September 30, 2021, our tangible book value per common share was $15.03, an increase of 10.8% over a year ago. Our tangible common equity to tangible assets ratio was 10.25% and our Tier 1 leverage ratio was 11.35%. We declared our regular dividend of $0.07 on our common stock, payable on November 15, 2021 to holders of record as of November 1, 2021.

“Since the announcement of our definitive merger agreement with Webster Financial Corporation on April 19, 2021, we have been actively engaged with our partners at Webster to design a comprehensive integration plan that prioritizes our commitment to value creation, providing best-in-class service to our customers and continued adherence to the highest standards of risk governance. We received approval from our stockholders and our primary bank regulator. We continue to be confident in the merits of our proposed combination, and are prepared to execute the merger upon receipt of remaining regulatory approvals and subject to other customary closing conditions.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $93.7 million, or $0.49 per diluted share, for the third quarter of 2021, included the following items:
▪merger-related expense of $4.6 million, which included transaction advisory fees, diligence, and integration efforts to date;
▪a pre-tax gain of $1.7 million on the sale of investment securities;
▪a pre-tax charge of $2.0 million related to a reserve established in connection with pending litigation;
▪a pre-tax charge of $324 thousand on the loss on sale of a substantial portion of our remaining mortgage servicing asset;
▪a pre-tax charge of $118 thousand related to our real estate consolidation strategy; and
▪the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $148 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders for the third quarter of 2021 was $99.6 million, or $0.52 per diluted share. For the three months ended September 30, 2021, our effective income tax rate was 21.2%. Based on our results year to date, we increased our estimated effective tax rate for 2021 by 50 basis points to 20.0%. This resulted in a 21.2% effective income tax rate for the third quarter. Our effective tax rate for purposes of reporting adjusted earnings was 19.5% and 12.5% for the three months ended June 30, 2021 and September 30, 2020, respectively.

Non-GAAP financial measures include the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 19.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	September 30, 2020	June 30, 2021	September 30, 2021	Y-o-Y	Linked Qtr
Interest and dividend income	$244,658	$230,310	$225,089	(8.0)%	(2.3)%
Interest expense	26,834	11,783	11,252	(58.1)	(4.5)
Net interest income	$217,824	$218,527	$213,837	(1.8)	(2.1)

Accretion income on acquired loans	$9,172	$7,812	$6,197	(32.4)%	(20.7)%
Yield on loans	3.82%	3.88%	3.79%	(3)	(9)
Tax equivalent yield on investment securities[4]	3.09	2.84	2.77	(32)	(7)
Tax equivalent yield on interest earning assets[4]	3.63	3.61	3.52	(11)	(9)
Cost of total deposits	0.31	0.11	0.11	(20)	—
Cost of interest bearing deposits	0.40	0.15	0.14	(26)	(1)
Cost of borrowings	1.95	3.87	3.87	192	—
Cost of interest bearing liabilities	0.53	0.26	0.25	(28)	(1)
Total cost of funding liabilities[5]	0.42	0.20	0.19	(23)	(1)
Tax equivalent net interest margin[6]	3.24	3.42	3.35	11	(7)

Average loans, including loans held for sale	$22,159,535	$20,843,661	$20,629,138	(6.9)%	(1.0)%
Average commercial loans	20,090,445	19,245,641	19,093,778	(5.0)	(0.8)
Average investment securities	4,392,864	4,322,126	4,320,243	(1.7)	—
Average cash balances	424,249	651,271	604,396	42.5	(7.2)
Average total interest earning assets	27,163,337	25,968,935	25,705,007	(5.4)	(1.0)
Average deposits and mortgage escrow	23,665,916	23,516,675	23,151,444	(2.2)	(1.6)
4. Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
5. Includes interest bearing liabilities and non-interest bearing deposits.
6. Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Third quarter 2021 compared with third quarter 2020
Net interest income was $213.8 million for the quarter ended September 30, 2021, a decrease of $4.0 million compared to the third quarter of 2020. This was mainly due to a decline in accretion income and a decline in average interest earning assets between the periods. The impact of these two factors was substantially offset by a decline in interest expense. Other key components of changes in net interest income were the following:
▪The average balance of commercial loans declined $996.7 million, was mainly due to a $445.4 million decline in mortgage warehouse, a decline in multi-family loans of $352.1 million and run off totaling $277.2 million from our equipment finance portfolio.
▪The tax equivalent yield on interest earning assets decreased 11 basis points to 3.52%, as legacy assets repriced and securities and other short-term assets comprised a greater portion of our earning assets.
▪Loan yields declined from 3.82% in the third quarter of 2020 to 3.79% in the third quarter of 2021 as a result of continued downward pressure on yields, resulting from the competitive lending environment created by fiscal stimulus and other measures taken in response to the economic slowdown.
▪Accretion income on acquired loans was $6.2 million in the third quarter of 2021, compared to $9.2 million in the third quarter of 2020, a decline of $3.0 million.
▪Average investment securities were $4.3 billion, or 16.8%, of average total interest earning assets for the third quarter of 2021 compared to $4.4 billion, or 16.2%, of average total interest earning assets for the third quarter of 2020. The tax equivalent yield on investment securities was 2.77% for the third quarter of 2021 compared to 3.09% for the same period last year. The decline in yield on investments was mainly a result of an increase in US Treasury securities held in our portfolio.
▪Recent growth in deposits drove increases in average cash balances to $604.4 million compared to $424.2 million in the third quarter of 2020.
▪Total interest expense was $11.3 million, a decline of $15.6 million compared to the third quarter of 2020. This was mainly due to lower interest expense paid on deposits and short-term borrowings and the impact of repayment of higher cost borrowings.
▪The cost of total deposits was 11 basis points for the third quarter of 2021 compared to 31 basis points for the same period a year ago, as we aggressively repriced deposits in response to the low interest rate environment.
▪The cost of borrowings was 3.87% for the third quarter of 2021 compared to 1.95% for the same period a year ago. The increase was mainly due to the change in composition of our borrowings, with average borrowings of $522.3 million in the current quarter being comprised of $30.1 million in short-term borrowings and $492.3 million in higher coupon longer term borrowings, while for the prior year quarter average borrowings of $1.7 billion were comprised of predominately shorter term borrowings.
▪The total cost of interest bearing liabilities was 25 basis points for the third quarter of 2021 compared to 53 basis points for the same period a year ago. The decline was due to both changes in market rates of interest and changes in funding mix.
▪Average deposits and mortgage escrow of $23.2 billion decreased $514.5 million during the third quarter of 2021 compared to the same period a year ago. This was mainly due to a $1.2 billion decrease in certificate accounts, which were allowed to mature without renewal.
Third quarter 2021 compared with second quarter 2021
Net interest income decreased $4.7 million for the quarter ended September 30, 2021 compared to the linked quarter, mainly due to the impact of lower prepayment fees on multi-family loans and lower accretion income. Other key components of the changes in net interest income were the following:
▪The average balance of commercial loans decreased $151.9 million, which included a $209.4 million decline in CRE loans, including multi-family and a $98.3 million decline in mortgage warehouse loans.
▪The tax equivalent net interest margin was 3.35% compared to 3.42% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.25% compared to 3.30%, which was mainly due to a $3.0 million decline in prepayment fees from multi-family loans.
▪The yield on loans was 3.79% compared to 3.88% for the linked quarter. The decrease was mainly due to lower prepayment fees from multi-family loans, as well as run off of fixed rate loans, and a decline in accretion income on acquired loans.
▪The tax equivalent yield on interest earning assets was 3.52% compared to 3.61% in the linked quarter, primarily as a result of the factors discussed above.
▪The tax equivalent yield on investment securities was 2.77% compared to 2.84% for the linked quarter. The decline in yield was mainly due to the deployment of excess cash into US Treasury securities.
▪The total cost of borrowings remained at 3.87%, reflecting nominal short-term borrowings and ongoing interest expense in respect of outstanding subordinated notes.
▪Average deposits and mortgage escrow decreased by $365.2 million and average borrowings decreased by $4.9 million relative to the linked quarter.
Non-interest Income

($ in thousands)	For the three months ended			Change %
	September 30, 2020	June 30, 2021	September 30, 2021	Y-o-Y	Linked Qtr
Deposit fees and service charges	$5,960	$7,096	$7,007	17.6%	(1.3)%
Accounts receivable management / factoring commissions and other related fees	5,393	5,491	5,937	10.1%	8.1%
Bank owned life insurance (“BOLI”)	5,363	4,981	5,009	(6.6)%	0.6%
Loan commissions and fees	7,290	8,762	8,620	18.2%	(1.6)%
Investment management fees	1,735	2,018	1,819	4.8%	(9.9)%
Net gain on sale of securities	642	—	1,656	157.9%	NM
Net (loss) gain on security calls	—	(80)	85	NM	NM
Other	1,842	1,946	2,414	31.1%	24.0%

Total non-interest income	28,225	30,214	32,547	15.3%	7.7%
Net gain on sale of securities	642	—	1,656	157.9%	NM
Adjusted non-interest income	$27,583	$30,214	$30,891	12.0%	2.2%

Third quarter 2021 compared with third quarter 2020
Adjusted non-interest income increased $3.3 million in the third quarter of 2021, compared to the same quarter last year. The increase was mainly due to increased transactional volumes in deposit accounts, in our payroll finance and factoring businesses, in loan syndications and fees from our investment management businesses. The increase in other revenue was mainly from our derivatives business. In the third quarter of 2020, we realized a gain of $642 thousand on the sale of $24.9 million available for sale securities compared to a gain of $1.7 million in the third quarter of 2021. The gain was from sale of two corporate securities and four US Treasury securities.
Third quarter 2021 compared with second quarter 2021
Adjusted non-interest income increased approximately $677 thousand relative to the linked quarter to $30.9 million primarily as a result of an increase in payroll finance and factoring fees, and an increase in other revenue, which includes fees from our syndications and derivatives business. Most other categories were broadly flat versus the linked quarter.

In the third quarter of 2021, we realized a gain of $1.7 million on sale of available for securities.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	September 30, 2020	June 30, 2021	September 30, 2021	Y-o-Y	Linked Qtr
Compensation and benefits	$55,960	$56,953	$57,178	2.2%	0.4%
Stock-based compensation plans	5,869	6,781	6,648	13.3	(2.0)
Occupancy and office operations	14,722	13,875	13,967	(5.1)	0.7
Information technology	8,422	9,741	10,214	21.3	4.9
Professional fees	6,343	7,561	7,251	14.3	(4.1)
Amortization of intangible assets	4,200	3,776	3,776	(10.1)	—
FDIC insurance and regulatory assessments	3,332	2,344	2,844	(14.6)	21.3
Other real estate owned (“OREO”), net	151	(72)	1	NM	NM
Merger-related expenses	—	2,481	4,581	NM	84.6
Impairment related to financial centers and real estate consolidation strategy	—	475	118	NM	(75.2)
Loss on extinguishment of borrowings	6,241	1,243	—	(100.0)	(100.0)
Other expenses	14,122	15,471	18,390	30.2	18.9
Total non-interest expense	$119,362	$120,629	$124,968	4.7	3.6
Full time equivalent employees (“FTEs”) at period end	1,466	1,491	1,460	(0.4)	(2.1)
Financial centers at period end	78	72	72	(7.7)	—
Operating efficiency ratio, as reported[7]	48.5%	48.5%	50.7%	220	220
Operating efficiency ratio, as adjusted[7]	43.1	44.1	45.4	230	130
7. See a reconciliation of non-GAAP financial measures beginning on page 19.
Third quarter 2021 compared with third quarter 2020
Total non-interest expense increased $5.6 million relative to the third quarter of 2020. Key components of the change in non-interest expense between the periods include the following:
▪Compensation and benefits increased $1.2 million mainly due to an increase in medical costs incurred and an increase in the bonus accrual compared to the prior year period.
▪Occupancy and office operations expense decreased $755 thousand, mainly due to continued consolidation of financial centers and other back-office locations.
▪Information technology expense increased $1.8 million mainly due to the amortization of investments related to various back-office automation and digital banking initiatives.
▪Professional fees increased $908 thousand mainly due to consulting fees incurred in connection with our digital bank offering and launch of our Banking as a Service products.
▪Merger-related expenses of $4.6 million were incurred in connection with our pending merger with Webster, and included transaction advisory fees, and fees incurred related to diligence and integration efforts to date.
▪Other expenses in 2021 increased $4.3 million mainly due to an accrual for legal settlements of $2.0 million, loss on the sale of the majority of our mortgage servicing assets of $324 thousand, an increase in loan processing expense of $510 thousand, an increase in franchise taxes of $368 thousand and an increase in recruiting fees of $300 thousand.
Third quarter 2021 compared with second quarter 2021
Total non-interest expense increased $4.3 million to $125.0 million versus the linked quarter. The significant factors contributing to the increase were mentioned above and included merger-related expenses and an accrual for legal settlements. Other key components of the change in non-interest expense include the following:
▪Compensation and benefits increased $225 thousand to $57.2 million in the third quarter of 2021. The increase was mainly due to an increase in our incentive compensation accrual.
▪FDIC insurance and regulatory assessments increased in line with increases in assets and other factors that impact the FDIC assessment.
▪Loss on extinguishment of borrowings in the second quarter of 2021 was related to the repayment of the 5.25% fixed-to-floating rate subordinated notes issued by the Bank on March 29, 2016.

▪Other expenses increased by $2.9 million versus the linked quarter, mainly due to the reasons discussed above.
Taxes
We recorded income tax expense of $25.7 million in the third quarter of 2021, compared to income tax expense of $24.5 million in the linked quarter and $12.3 million in the prior year quarter. For the three months ended September 30, 2021, we recorded income tax expense at an estimated effective income tax rate of 21.2% compared to 20.0% for the three months ended June 30, 2021. Based on performance year to date, we increased our estimated effective income tax rate prior to discrete items to 20.0% from 19.5%.

Key Balance Sheet Highlights as of September 30, 2021

($ in thousands)	As of			Change % / bps
	September 30, 2020	June 30, 2021	September 30, 2021	Y-o-Y	Linked Qtr
Total assets	$30,617,722	$29,143,918	$30,028,425	(1.9)%	3.0%
Total portfolio loans, gross	22,281,940	20,724,097	21,276,549	(4.5)	2.7
Commercial & industrial (“C&I”) loans	9,331,717	8,335,044	8,794,329	(5.8)	5.5
Commercial real estate loans (including multi-family)	10,377,282	10,143,157	10,238,337	(1.3)	0.9
Acquisition, development and construction (“ADC”) loans	633,166	690,224	694,443	9.7	0.6
Total commercial loans	20,342,165	19,168,425	19,727,109	(3.0)	2.9
Residential mortgage loans	1,739,563	1,389,294	1,395,248	(19.8)	0.4
Loan portfolio composition:
Commercial & industrial (“C&I”) loans	41.8%	40.2%	41.3%	(50)	110
Commercial real estate loans (including multi-family)	46.6	49.0	48.1	150	(90)
Acquisition, development and construction (“ADC”) loans	2.9	3.3	3.3	40	—
Residential and consumer	8.7	7.5	7.3	(140)	(20)
BOLI	$625,236	$635,411	$640,294	2.4	0.8
Core deposits[9]	22,563,276	22,603,302	23,392,701	3.7	3.5
Total deposits	24,255,333	23,146,711	23,936,023	(1.3)	3.4
Municipal deposits (included in core deposits)	2,397,072	1,844,719	2,443,905	2.0	32.5
Investment securities, net	4,201,350	4,366,470	4,283,969	2.0	(1.9)
Investment securities, net to earning assets	15.6%	17.2%	16.5%	90	(70)
Total borrowings	$993,535	$518,021	$523,406	(47.3)	1.0
Loans to deposits	91.9%	89.5%	88.9%	(300)	(60)
Core deposits[9] to total deposits	93.0	97.7	97.7	470	—
9 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposit accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.

Highlights related to balance sheet items as of September 30, 2021 included the following:
▪C&I loans and commercial real estate loans represented 89.4% of our loan portfolio as of September 30, 2021 compared to 88.4% a year ago. C&I loans include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans.
▪In the third quarter of 2021, we sold $23.7 million of commercial real estate loans that were rated substandard. Related to this sale, we recorded charge-offs of $1.2 million against the allowance for credit losses - loans to reduce the carrying value of those loans to fair value.
▪Commercial loans increased $558.7 million in the third quarter versus the linked quarter, which was mainly due to growth of $424.5 million in traditional C&I loans and $102.7 million in public sector finance loans.
▪Residential mortgage loans were $1.4 billion as of September 30, 2021, an increase of $6.0 million from the linked quarter, which was due to purchases in the secondary market. Residential mortgage loans declined $344.3 million from the same period a year ago. The decline was mainly due to repayments.

▪Core deposits as of September 30, 2021 were $23.4 billion, an increase of $789.4 million compared to June 30, 2021, and an increase of $829.4 million compared to September 30, 2020. A significant driver of the increase versus the linked quarter was related to seasonal inflows of municipal deposits. The growth in core deposits on an annual basis was a result both of our successful deposit gathering strategies, as well as the increase in liquidity in the banking system overall, from government stimulus and other measures implemented in response to the economic downturn.
▪Certificate of deposit accounts declined $92.1 million as higher costing balances matured and were not renewed. Compared to September 30, 2020, certificate of deposit accounts declined $700.0 million.
▪Municipal deposits as of September 30, 2021 were $2.4 billion, an increase of $599.2 million relative to June 30, 2021. Municipal deposits generally reach their peak at the end of the third quarter due to seasonal tax collections by local municipalities.
▪Investment securities, net, decreased by $82.5 million from June 30, 2021 and increased $82.6 million from September 30, 2020, representing 16.5% of earning assets as of September 30, 2021. In the third quarter of 2021, the decrease in investment securities was mainly due to the sale of selected US Treasury and corporate securities in response to the changes in interest rates and other factors.
▪Total borrowings as of September 30, 2021 were $523.4 million, a decrease of $5.4 million relative to June 30, 2021, and a decrease of $470.1 million relative to September 30, 2020. As compared to 2020, the decline was mainly a result of the repayment of FHLB borrowings and the subordinated notes - Bank earlier this year.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	September 30, 2020	June 30, 2021	September 30, 2021	Y-o-Y	Linked Qtr
Provision for credit losses - loans	$31,000	$6,000	$—	(100.0)%	(100.0)%
Net charge-offs	70,546	14,313	4,958	(93.0)	(65.4)
ACL - loans	325,943	314,873	309,915	(4.9)	(1.6)
Loans 30 to 89 days past due, accruing	68,979	39,476	68,719	(0.4)	74.1
Non-performing loans	180,851	173,319	205,453	13.6	18.5
Annualized net charge-offs to average loans	1.27%	0.28%	0.10%	(117)	(18)
Special mention loans	$204,267	$388,535	$351,692	72.2	(9.5)
Substandard loans	375,427	611,805	621,901	65.7	1.7
Total criticized and classified loans	579,694	1,004,940	977,946	68.7	(2.7)
ACL - loans to total loans	1.46%	1.52%	1.46%	—	(6)
ACL - loans to non-performing loans	180.2	181.7	150.8	(2,940)	(3,090)
For the three months ended September 30, 2021, we recorded no provision for credit losses on portfolio loans. The provision for credit losses is based on our reasonable and supportable forecasts of expected future losses inherent in our portfolio.
Net charge-offs were $5.0 million in the third quarter of 2021, which included $1.2 million of charge-offs related to the sale of $23.7 million of CRE loans that were rated substandard.
Non-performing loans increased by $32.1 million to $205.5 million at September 30, 2021 compared to the linked quarter. The increase was mainly due to a single, secured credit that is in the process of workout. Loans 30 to 89 days past due were $68.7 million, an increase of $29.2 million from the linked quarter. The increase was mainly due to one equipment finance loan to a US Government agency, which we anticipate will be current by the fourth quarter.
Total criticized and classified loans were $977.9 million representing a decrease of $27.0 million relative to the linked quarter.
Special mention loans decreased by $36.8 million from the linked quarter. This was mainly due to loans that were upgraded to pass grade or repayments on the loans.
Substandard loans increased $10.1 million versus the linked quarter. In the third quarter we sold substandard loans loans with an unpaid principal balance of $23.7 million. We incurred charge-offs of $1.2 million in connection with this sale.
As of September 30, 2021, loan payment deferrals were $76.9 million, or 0.4% of the total portfolio loans.
For additional information on our credit quality metrics including delinquency, criticized and classified, see page 17, “Asset Quality Information by Portfolio”.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	September 30, 2020	June 30, 2021	September 30, 2021	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,557,785	$4,722,856	$4,797,629	5.3%	1.6%
Preferred stock	136,917	136,224	135,986	(0.7)	(0.2)
Goodwill and other intangible assets	1,781,246	1,769,494	1,765,718	(0.9)	(0.2)
Tangible common stockholders’ equity [10]	$2,639,622	$2,817,138	$2,895,925	9.7	2.8
Common shares outstanding	194,458,841	192,715,433	192,681,503	(0.9)	—
Book value per common share	$22.73	$23.80	$24.19	6.4	1.6
Tangible book value per common share [10]	13.57	14.62	15.03	10.8	2.8
Tangible common equity as a % of tangible assets [10]	9.15%	10.29%	10.25%	110	(4)
Est. Tier 1 leverage ratio - Company	9.93	10.91	11.35	142	44
Est. Tier 1 leverage ratio - Company fully implemented	9.59	10.55	10.99	140	44
Est. Tier 1 leverage ratio - Bank	10.48	12.10	12.60	212	50
Est. Tier 1 leverage ratio - Bank fully implemented	10.13	11.74	12.25	212	51

[10] See a reconciliation of non-GAAP financial measures beginning on page 19.
Total stockholders’ equity increased $74.8 million to $4.8 billion versus the linked quarter as a result of net income of $95.7 million, stock-based compensation of $6.6 million, partially offset by common dividends of $13.4 million, other comprehensive loss of $11.8 million, preferred dividends of $2.2 million and other stock activity net of stock option exercises of $192 thousand.

We elected to rely on the five-year transition for our adoption of Current Expected Credit Loss(“CECL”), which allows us to delay for two years the full impact on regulatory capital of our adoption of this accounting standard, followed by a three-year transition period. The September 30, 2021 fully implemented data reflects the full impact of CECL and excludes the benefits of phase-ins.

Tangible book value per common share was $15.03 at September 30, 2021, which represented an increase of 10.8% compared to a year ago.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, October 21, 2021 at 8:00 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (866) 548-4713 Conference ID 3170260. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the Company and the benefits of the proposed transaction, between Webster and the Company, the plans, objectives, expectations and intentions of Webster and the Company the expected timing of completion of the transaction, and other statements that are not historical fact. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Webster and the Company; the outcome of any legal proceedings that may be instituted against Webster or the Company; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain stockholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Webster and the Company do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Webster and the Company successfully; the dilution caused by Webster’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Webster and the Company. Additional factors that could cause results to differ materially from those described above can be found in Webster’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (the “SEC”) and available on Webster’s investor relations website, https://webster.gcs-web.com/, under the heading “Financials” and in other documents Webster files with the SEC, and in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on the Company's investor relations website, https://sterlingbank.gcs-web.com/investor-relations, under the heading "Financials" and in other documents the Company files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Webster nor the Company assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	September 30, 2020	December 31, 2020	September 30, 2021
Assets:
Cash and cash equivalents	$437,558	$305,002	$929,320
Investment securities, net	4,201,350	4,039,456	4,283,969
Loans held for sale	36,826	11,749	—
Portfolio loans:
Commercial and industrial (“C&I”)	9,331,717	9,160,268	8,794,329
Commercial real estate (including multi-family)	10,377,282	10,238,650	10,238,337
Acquisition, development and construction (“ADC”) loans	633,166	642,943	694,443
Residential mortgage	1,739,563	1,616,641	1,395,248
Consumer	200,212	189,907	154,192
Total portfolio loans, gross	22,281,940	21,848,409	21,276,549
ACL - loans	(325,943)	(326,100)	(309,915)
Total portfolio loans, net	21,955,997	21,522,309	20,966,634
FHLB and Federal Reserve Bank Stock, at cost	167,293	166,190	151,004
Accrued interest receivable	102,379	97,505	99,450
Premises and equipment, net	217,481	202,555	202,519
Goodwill	1,683,482	1,683,482	1,683,482
Other intangibles	97,764	93,564	82,236
BOLI	625,236	629,576	640,294
Other real estate owned	6,919	5,347	816
Other assets	1,085,437	1,063,403	988,701
Total assets	$30,617,722	$29,820,138	$30,028,425
Liabilities:
Deposits	$24,255,333	$23,119,522	$23,936,023
FHLB borrowings	397,000	382,000	—
Federal Funds Purchased	—	277,000	—
Paycheck Protection Program Lending Facility	117,497	—	—
Other borrowings	35,223	27,101	31,023
Subordinated notes - Company	270,445	491,910	492,383
Subordinated notes - Bank	173,370	143,703	—
Mortgage escrow funds	84,031	59,686	79,221
Other liabilities	727,038	728,702	692,146
Total liabilities	26,059,937	25,229,624	25,230,796
Stockholders’ equity:
Preferred stock	136,917	136,689	135,986
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,761,216	3,761,993	3,760,279
Treasury stock	(660,312)	(686,911)	(697,433)
Retained earnings	1,229,799	1,291,628	1,539,354
Accumulated other comprehensive income	87,866	84,816	57,144
Total stockholders’ equity	4,557,785	4,590,514	4,797,629
Total liabilities and stockholders’ equity	$30,617,722	$29,820,138	$30,028,425

Shares of common stock outstanding at period end	194,458,841	192,923,371	192,681,503
Book value per common share	$22.73	$23.09	$24.19
Tangible book value per common share[1]	13.57	13.87	15.03
[1] See reconciliation of non-GAAP financial measures beginning on page 19.

.
Sterling Bancorp and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020	September 30, 2021
Interest and dividend income:
Loans and loan fees	$213,009	$201,685	$197,157	$668,352	$604,697
Securities taxable	18,623	15,749	15,433	58,107	46,534
Securities non-taxable	12,257	11,718	11,607	38,085	35,063
Other earning assets	769	1,158	892	6,867	2,952
Total interest and dividend income	244,658	230,310	225,089	771,411	689,246
Interest expense:
Deposits	18,251	6,698	6,161	92,142	21,727
Borrowings	8,583	5,085	5,091	36,374	17,241
Total interest expense	26,834	11,783	11,252	128,516	38,968
Net interest income	217,824	218,527	213,837	642,895	650,278
Provision for credit losses - loans	31,000	6,000	—	224,183	16,000
Provision for credit losses - held to maturity securities	(1,000)	(750)	—	703	(750)
Net interest income after provision for credit losses	187,824	213,277	213,837	418,009	635,028
Non-interest income:
Deposit fees and service charges	5,960	7,096	7,007	17,928	20,666
Accounts receivable management / factoring commissions and other related fees	5,393	5,491	5,937	15,349	16,854
BOLI	5,363	4,981	5,009	15,331	14,945
Loan commissions and fees	7,290	8,762	8,620	26,317	27,859
Investment management fees	1,735	2,018	1,819	4,960	5,689
Net gain on sale of securities	642	—	1,656	9,539	2,361
Net (loss) gain on security calls	—	(80)	85	4,880	19
Other	1,842	1,946	2,414	7,337	6,724
Total non-interest income	28,225	30,214	32,547	101,641	95,117
Non-interest expense:
Compensation and benefits	55,960	56,953	57,178	165,504	172,218
Stock-based compensation plans	5,869	6,781	6,648	17,788	20,046
Occupancy and office operations	14,722	13,875	13,967	44,616	42,357
Information technology	8,422	9,741	10,214	23,752	29,201
Professional fees	6,343	7,561	7,251	17,550	21,889
Amortization of intangible assets	4,200	3,776	3,776	12,600	11,328
FDIC insurance and regulatory assessments	3,332	2,344	2,844	10,176	8,418
Other real estate owned, net	151	(72)	1	1,436	(139)
Merger-related expenses	—	2,481	4,581	—	7,062
Impairment related to financial centers and real estate consolidation strategy	—	475	118	—	1,226
Loss on extinguishment of borrowings	6,241	1,243	—	16,713	1,243
Other	14,122	15,471	18,390	48,821	48,913
Total non-interest expense	119,362	120,629	124,968	358,956	363,762
Income before income tax expense	96,687	122,862	121,416	160,694	366,383
Income tax expense	12,280	24,523	25,745	11,348	73,223
Net income	84,407	98,339	95,671	149,346	293,160
Preferred stock dividend	1,969	1,959	1,956	5,917	5,878
Net income available to common stockholders	$82,438	$96,380	$93,715	$143,429	$287,282
Weighted average common shares:
Basic	193,494,929	191,436,885	191,508,071	194,436,137	191,606,643
Diluted	193,715,943	192,292,989	192,340,487	194,677,020	192,417,008
Earnings per common share:
Basic earnings per share	$0.43	$0.50	$0.49	$0.74	$1.50
Diluted earnings per share	0.43	0.50	0.49	0.74	1.49
Dividends declared per share	0.07	0.07	0.07	0.21	0.21

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Total assets	$30,617,722	$29,820,138	$29,914,282	$29,143,918	$30,028,425
Tangible assets [1]	28,836,476	28,043,092	28,141,012	27,374,424	28,262,707
Securities available for sale	2,419,458	2,298,618	2,524,671	2,671,000	2,614,822
Securities held to maturity, net	1,781,892	1,740,838	1,716,786	1,695,470	1,669,147
Loans held for sale[2]	36,826	11,749	36,237	19,088	—
Portfolio loans	22,281,940	21,848,409	21,151,973	20,724,097	21,276,549
Goodwill	1,683,482	1,683,482	1,683,482	1,683,482	1,683,482
Other intangibles	97,764	93,564	89,788	86,012	82,236
Deposits	24,255,333	23,119,522	23,841,718	23,146,711	23,936,023
Municipal deposits (included above)	2,397,072	1,648,945	2,047,349	1,844,719	2,443,905
Borrowings	993,535	1,321,714	667,499	518,021	523,406
Stockholders’ equity	4,557,785	4,590,514	4,620,164	4,722,856	4,797,629
Tangible common equity [1]	2,639,622	2,676,779	2,710,436	2,817,138	2,895,925
Quarterly Average Balances
Total assets	30,652,856	30,024,165	29,582,605	29,390,977	29,147,332
Tangible assets [1]	28,868,840	28,244,364	27,806,859	27,619,006	27,379,123
Loans, gross:
Commercial real estate (includes multi-family)	10,320,930	10,191,707	10,283,292	10,331,355	10,121,953
ADC	636,061	685,368	624,259	645,094	711,020
C&I:
Traditional C&I (includes PPP loans)	3,339,872	3,155,851	2,917,721	2,918,285	3,041,352
Asset-based lending[3]	864,075	876,377	751,861	713,428	686,904
Payroll finance[3]	143,579	162,762	146,839	151,333	158,335
Warehouse lending[3]	1,550,425	1,637,507	1,546,947	1,203,374	1,105,046
Factored receivables[3]	163,388	214,021	224,845	215,590	216,964
Equipment financing[3]	1,590,855	1,535,582	1,474,993	1,412,812	1,313,667
Public sector finance[3]	1,481,260	1,532,899	1,583,066	1,654,370	1,738,537
Total C&I	9,133,454	9,114,999	8,646,272	8,269,192	8,260,805
Residential mortgage	1,862,390	1,691,567	1,558,266	1,427,055	1,374,398
Consumer	206,700	195,870	182,461	170,965	160,962
Loans, total[4]	22,159,535	21,879,511	21,294,550	20,843,661	20,629,138
Securities (taxable)	2,363,059	2,191,333	2,103,768	2,378,213	2,393,325
Securities (non-taxable)	2,029,805	1,964,451	1,951,210	1,943,913	1,926,918
Other interest earning assets	610,938	487,696	800,204	803,148	755,626
Total interest earning assets	27,163,337	26,522,991	26,149,732	25,968,935	25,705,007
Deposits:
Non-interest bearing demand	5,385,939	5,530,334	5,521,538	5,747,679	6,001,982
Interest bearing demand	4,688,343	4,870,544	4,981,415	4,964,386	4,686,129
Savings (including mortgage escrow funds)	2,727,475	2,712,041	2,717,622	2,777,651	2,721,327
Money market	8,304,834	8,577,920	8,382,533	8,508,735	8,369,994
Certificates of deposit	2,559,325	2,158,348	1,943,820	1,518,224	1,372,012
Total deposits and mortgage escrow	23,665,916	23,849,187	23,546,928	23,516,675	23,151,444
Borrowings	1,747,941	852,057	721,642	527,272	522,332
Stockholders’ equity	4,530,334	4,591,770	4,616,660	4,670,718	4,768,712
Tangible common stockholders’ equity [1]	2,609,179	2,675,055	2,704,227	2,762,292	2,864,282

[1] See a reconciliation of non-GAAP financial measures beginning on page 19.
[2] Loans held for sale mainly includes commercial syndication loans.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for credit losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Basic earnings per share	$0.43	$0.39	$0.51	$0.50	$0.49
Diluted earnings per share	0.43	0.38	0.50	0.50	0.49
Adjusted diluted earnings per share, non-GAAP [1]	0.45	0.49	0.51	0.52	0.52
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	22.73	23.09	23.28	23.80	24.19
Tangible book value per common share[1]	13.57	13.87	14.08	14.62	15.03
Shares of common stock o/s	194,458,841	192,923,371	192,567,901	192,715,433	192,681,503
Basic weighted average common shares o/s	193,494,929	193,036,678	191,890,512	191,436,885	191,508,071
Diluted weighted average common shares o/s	193,715,943	193,530,930	192,621,907	192,292,989	192,340,487
Performance Ratios (annualized)
Return on average assets	1.07%	0.99%	1.33%	1.32%	1.28%
Return on average equity	7.24	6.45	8.54	8.28	7.80
Return on average tangible assets	1.14	1.05	1.42	1.40	1.36
Return on average tangible common equity	12.57	11.07	14.58	13.99	12.98
Return on average tangible assets, adjusted [1]	1.21	1.33	1.42	1.46	1.44
Return on avg. tangible common equity, adjusted [1]	13.37	14.03	14.64	14.58	13.79
Operating efficiency ratio, as adjusted [1]	43.1	43.0	44.3	44.1	45.4
Analysis of Net Interest Income
Accretion income on acquired loans	$9,172	$8,560	$8,272	$7,812	$6,197
Yield on loans	3.82%	3.90%	3.92%	3.88%	3.79%
Yield on investment securities - tax equivalent [2]	3.09	2.94	3.02	2.84	2.77
Yield on interest earning assets - tax equivalent [2]	3.63	3.69	3.68	3.61	3.52
Cost of interest bearing deposits	0.40	0.29	0.20	0.15	0.14
Cost of total deposits	0.31	0.22	0.15	0.11	0.11
Cost of borrowings	1.95	3.35	3.97	3.87	3.87
Cost of interest bearing liabilities	0.53	0.43	0.34	0.26	0.25
Net interest rate spread - tax equivalent basis [2]	3.10	3.26	3.34	3.35	3.27
Net interest margin - GAAP basis	3.19	3.33	3.38	3.38	3.30
Net interest margin - tax equivalent basis [2]	3.24	3.38	3.43	3.42	3.35
Capital
Tier 1 leverage ratio - Company [3]	9.93%	10.14%	10.50%	10.91%	11.35%
Tier 1 leverage ratio - Bank only [3]	10.48	11.33	11.76	12.10	12.60
Tier 1 risk-based capital ratio - Bank only [3]	12.39	13.38	14.04	14.44	14.52
Total risk-based capital ratio - Bank only [3]	13.86	14.73	15.42	15.22	15.26
Tangible common equity - Company [1]	9.15	9.55	9.63	10.29	10.25
Condensed Five Quarter Income Statement
Interest and dividend income	$244,658	$242,610	$233,847	$230,310	$225,089
Interest expense	26,834	20,584	15,933	11,783	11,252
Net interest income	217,824	222,026	217,914	218,527	213,837
Provision for credit losses	30,000	27,500	10,000	5,250	—
Net interest income after provision for credit losses	187,824	194,526	207,914	213,277	213,837
Non-interest income	28,225	33,921	32,356	30,214	32,547
Non-interest expense	119,362	133,473	118,165	120,629	124,968
Income before income tax expense	96,687	94,974	122,105	122,862	121,416
Income tax expense	12,280	18,551	22,955	24,523	25,745
Net income	$84,407	$76,423	$99,150	$98,339	$95,671

[1] See a reconciliation of non-GAAP financial measures beginning on page 19.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION BY PORTFOLIO
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Credit Losses Roll Forward	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Balance, beginning of period	$365,489	$325,943	$326,100	$323,186	$314,873
Provision for credit losses - loans	31,000	27,500	10,000	6,000	—
Loan charge-offs[1]:
Traditional C&I	(1,089)	(17,757)	(1,027)	(1,148)	(1,044)
Asset-based lending	(1,297)	—	—	—	(7)
Payroll finance	—	(730)	—	(86)	(8)
Factored receivables	(6,893)	(2,099)	(4)	(761)	—
Equipment financing	(42,128)	(3,445)	(2,408)	(3,004)	(968)
Commercial real estate	(3,650)	(3,266)	(2,933)	(7,375)	(1,036)
Multi-family	—	(430)	(3,230)	(4,982)	(418)
ADC	—	(307)	(5,000)	—	(2,500)
Residential mortgage	(17,353)	(23)	(267)	(237)	(13)
Consumer	(97)	(62)	(391)	(231)	(110)
Total charge-offs	(72,507)	(28,119)	(15,260)	(17,824)	(6,104)
Recoveries of loans previously charged-off[1]:
Traditional C&I	677	194	468	588	169
Asset-based lending	—	—	—	1,998	—
Payroll finance	262	38	2	4	3
Factored receivables	185	122	406	52	108
Equipment financing	816	217	854	719	525
Commercial real estate	—	174	487	97	265
Multi-family	—	—	—	15	—
Acquisition development & construction	—	—	—	—	—
Residential mortgage	—	1	37	—	1
Consumer	21	30	92	38	75
Total recoveries	1,961	776	2,346	3,511	1,146
Net loan charge-offs	(70,546)	(27,343)	(12,914)	(14,313)	(4,958)
Balance, end of period	$325,943	$326,100	$323,186	$314,873	$309,915
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$180,795	$166,889	$168,555	$173,319	$202,082
NPLs still accruing	56	170	2	—	3,371
Total NPLs	180,851	167,059	168,557	173,319	205,453
Other real estate owned	6,919	5,346	5,227	816	816
Non-performing assets (“NPAs”)	$187,770	$172,405	$173,784	$174,135	$206,269
Loans 30 to 89 days past due	$68,979	$72,912	$42,165	$39,476	$68,719
Net charge-offs as a % of average loans (annualized)	1.27%	0.50%	0.25%	0.28%	0.10%
NPLs as a % of total loans	0.81	0.76	0.80	0.84	0.97
NPAs as a % of total assets	0.61	0.58	0.58	0.60	0.69
ACL as a % of NPLs	180.2	195.2	191.7	181.7	150.8
ACL as a % of total loans	1.46	1.49	1.53	1.52	1.46
Special mention loans	$204,267	$461,458	$494,452	$388,535	$351,692
Substandard loans	375,427	528,760	590,109	611,805	621,901
Doubtful loans	—	304	295	4,600	4,353

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION BY PORTFOLIO
(unaudited, in thousands, except share and per share data)

	At or for the three months ended September 30, 2021					CECL ACL
	Total loans	Crit/Class	30-89 Days Delinquent	NPLs	NCOs	ACL $	% of Portfolio
Traditional C&I	$3,342,356	$146,650	$1,127	$44,818	$(875)	$61,483	1.84%
Asset Based Lending	673,679	37,543	—	3,790	(7)	10,051	1.49
Payroll Finance	166,999	—	—	—	(5)	1,691	1.01
Mortgage Warehouse	1,301,639	—	—	—	—	1,150	0.09
Factored Receivables	228,834	—	—	—	108	3,145	1.37
Equipment Finance	1,254,846	55,164	41,046	21,478	(443)	25,474	2.03
Public Sector Finance	1,825,976	—	—	—	—	5,534	0.30
Commercial Real Estate	5,941,508	479,002	11,016	87,014	(771)	147,604	2.48
Multi-family	4,296,829	171,820	10,072	327	(418)	29,379	0.68
ADC	694,443	61,768	—	22,500	(2,500)	10,380	1.49
Total commercial loans	19,727,109	951,947	63,261	179,927	(4,911)	295,891	1.50
Residential	1,395,248	17,358	4,015	16,976	(12)	10,874	0.78
Consumer	154,192	8,641	1,443	8,550	(35)	3,150	2.04
Total portfolio loans	$21,276,549	$977,946	$68,719	$205,453	$(4,958)	$309,915	1.46

	At or for the three months ended June 30, 2021					CECL ACL
	Total loans	Crit/Class	30-89 Days Delinquent	NPLs	NCOs	ACL $	% of Portfolio
Traditional C&I	$2,917,848	$164,745	$6,095	$41,593	$(560)	$47,494	1.63%
Asset Based Lending	707,207	72,682	—	7,535	1,998	10,474	1.48
Payroll Finance	158,424	652	—	652	(82)	1,567	0.99
Mortgage Warehouse	1,229,588	—	—	—	—	1,087	0.09
Factored Receivables	217,399	—	—	—	(709)	3,025	1.39
Equipment Finance	1,381,308	66,790	890	23,452	(2,285)	27,987	2.03
Public Sector Finance	1,723,270	—	—	—	—	6,168	0.36
Commercial Real Estate	5,861,542	492,802	12,344	48,074	(7,278)	155,589	2.65
Multi-family	4,281,615	153,181	12,853	327	(4,967)	32,054	0.75
ADC	690,224	27,023	—	25,000	—	11,371	1.65
Total commercial loans	19,168,425	977,875	32,182	146,633	(13,883)	296,816	1.55
Residential	1,389,294	17,416	6,138	17,132	(237)	14,032	1.01
Consumer	166,378	9,649	1,156	9,554	(193)	4,025	2.42
Total portfolio loans	$20,724,097	$1,004,940	$39,476	$173,319	$(14,313)	$314,873	1.52

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2021			September 30, 2021
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$8,269,192	$76,983	3.73%	$8,260,805	$76,340	3.67%
Commercial real estate (includes multi-family)	10,331,355	103,225	4.01	10,121,953	100,038	3.92
ADC	645,094	6,650	4.13	711,020	7,798	4.35
Commercial loans	19,245,641	186,858	3.89	19,093,778	184,176	3.83
Consumer loans	170,965	1,712	4.02	160,962	1,752	4.32
Residential mortgage loans	1,427,055	13,115	3.68	1,374,398	11,229	3.27
Total gross loans [1]	20,843,661	201,685	3.88	20,629,138	197,157	3.79
Securities taxable	2,378,213	15,749	2.66	2,393,325	15,433	2.56
Securities non-taxable	1,943,913	14,833	3.05	1,926,918	14,692	3.05
Interest earning deposits	651,271	164	0.10	604,396	216	0.14
FHLB and Federal Reserve Bank Stock	151,877	994	2.63	151,230	676	1.77
Total securities and other earning assets	5,125,274	31,740	2.48	5,075,869	31,017	2.42
Total interest earning assets	25,968,935	233,425	3.61	25,705,007	228,174	3.52
Non-interest earning assets	3,422,042			3,442,325
Total assets	$29,390,977			$29,147,332
Interest bearing liabilities:
Demand and savings [2] deposits	$7,742,037	$2,145	0.11%	$7,407,456	$1,794	0.10%
Money market deposits	8,508,735	3,140	0.15	8,369,994	3,222	0.15
Certificates of deposit	1,518,224	1,413	0.37	1,372,012	1,145	0.33
Total interest bearing deposits	17,768,996	6,698	0.15	17,149,462	6,161	0.14
Other borrowings	35,156	9	0.10	30,057	7	0.09
Subordinated notes - Company	492,116	5,076	4.13	492,275	5,084	4.13
Total borrowings	527,272	5,085	3.87	522,332	5,091	3.87
Total interest bearing liabilities	18,296,268	11,783	0.26	17,671,794	11,252	0.25
Non-interest bearing deposits	5,747,679			6,001,982
Other non-interest bearing liabilities	676,312			704,844
Total liabilities	24,720,259			24,378,620
Stockholders’ equity	4,670,718			4,768,712
Total liabilities and stockholders’ equity	$29,390,977			$29,147,332
Net interest rate spread [3]			3.35%			3.27%
Net interest earning assets [4]	$7,672,667			$8,033,213
Net interest margin - tax equivalent		221,642	3.42%		216,922	3.35%
Less tax equivalent adjustment		(3,115)			(3,085)
Net interest income		218,527			213,837
Accretion income on acquired loans		7,812			6,197
Tax equivalent net interest margin excluding accretion income on acquired loans		$213,830	3.30%		$210,725	3.25%
Ratio of interest earning assets to interest bearing liabilities	141.9%			145.5%

1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2020			September 30, 2021
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$9,133,454	$83,415	3.63%	$8,260,805	$76,340	3.67%
Commercial real estate (includes multi-family)	10,320,930	104,463	4.03	10,121,953	100,038	3.92
ADC	636,061	6,117	3.83	711,020	7,798	4.35
Commercial loans	20,090,445	193,995	3.84	19,093,778	184,176	3.83
Consumer loans	206,700	2,025	3.90	160,962	1,752	4.32
Residential mortgage loans	1,862,390	16,989	3.65	1,374,398	11,229	3.27
Total gross loans [1]	22,159,535	213,009	3.82	20,629,138	197,157	3.79
Securities taxable	2,363,059	18,623	3.14	2,393,325	15,433	2.56
Securities non-taxable	2,029,805	15,515	3.06	1,926,918	14,692	3.05
Interest earning deposits	424,249	154	0.14	604,396	216	0.14
FHLB and Federal Reserve Bank stock	186,689	615	1.31	151,230	676	1.77
Total securities and other earning assets	5,003,802	34,907	2.78	5,075,869	31,017	2.42
Total interest earning assets	27,163,337	247,916	3.63	25,705,007	228,174	3.52
Non-interest earning assets	3,489,519			3,442,325
Total assets	$30,652,856			$29,147,332
Interest bearing liabilities:
Demand and savings [2] deposits	$7,415,818	$4,116	0.22%	$7,407,456	$1,794	0.10%
Money market deposits	8,304,834	8,078	0.39	8,369,994	3,222	0.15
Certificates of deposit	2,559,325	6,057	0.94	1,372,012	1,145	0.33
Total interest bearing deposits	18,279,977	18,251	0.40	17,149,462	6,161	0.14
Other borrowings	1,303,849	3,378	1.03	30,057	7	0.09
Subordinated notes - Bank	173,328	2,360	5.45	—	—	—
Subordinated notes - Company	270,764	2,845	4.20	492,275	5,084	4.13
Total borrowings	1,747,941	8,583	1.95	522,332	5,091	3.87
Total interest bearing liabilities	20,027,918	26,834	0.53	17,671,794	11,252	0.25
Non-interest bearing deposits	5,385,939			6,001,982
Other non-interest bearing liabilities	708,665			704,844
Total liabilities	26,122,522			24,378,620
Stockholders’ equity	4,530,334			4,768,712
Total liabilities and stockholders’ equity	$30,652,856			$29,147,332
Net interest rate spread [3]			3.10%			3.27%
Net interest earning assets [4]	$7,135,419			$8,033,213
Net interest margin - tax equivalent		221,082	3.24%		216,922	3.35%
Less tax equivalent adjustment		(3,258)			(3,085)
Net interest income		217,824			213,837
Accretion income on acquired loans		9,172			6,197
Tax equivalent net interest margin excluding accretion income on acquired loans		$211,910	3.10%		$210,725	3.25%
Ratio of interest earning assets to interest bearing liabilities	135.6%			145.5%

1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	As of and for the Quarter Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021

The following table shows the reconciliation of pretax pre-provision net revenue to adjusted pretax pre-provision net revenue[1]:

Net interest income	$217,824	$222,026	$217,914	$218,527	$213,837
Non-interest income	28,225	33,921	32,356	30,214	32,547
Total net revenue	246,049	255,947	250,270	248,741	246,384
Non-interest expense	119,362	133,473	118,165	120,629	124,968
PPNR	126,687	122,474	132,105	128,112	121,416

Adjustments:
Accretion income	(9,172)	(8,560)	(8,272)	(7,812)	(6,197)
Net (gain) loss on sale of securities	(642)	111	(719)	—	(1,656)
Litigation accrual	—	—	—	—	2,000
Loss on sale of mortgage servicing rights	—	—	—	—	324
Loss on extinguishment of debt	6,241	2,749	—	1,243	—
Impairment related to financial centers and real estate consolidation strategy	—	13,311	633	475	118
Merger related expense	—	—	—	2,481	4,581
Amortization of non-compete agreements and acquired customer list intangible assets	172	172	148	148	148
Adjusted PPNR	$123,286	$130,257	$123,895	$124,647	$120,734

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	As of and for the Quarter Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio2:

Total assets	$30,617,722	$29,820,138	$29,914,282	$29,143,918	$30,028,425
Goodwill and other intangibles	(1,781,246)	(1,777,046)	(1,773,270)	(1,769,494)	(1,765,718)
Tangible assets	28,836,476	28,043,092	28,141,012	27,374,424	28,262,707
Stockholders’ equity	4,557,785	4,590,514	4,620,164	4,722,856	4,797,629
Preferred stock	(136,917)	(136,689)	(136,458)	(136,224)	(135,986)
Goodwill and other intangibles	(1,781,246)	(1,777,046)	(1,773,270)	(1,769,494)	(1,765,718)
Tangible common stockholders’ equity	2,639,622	2,676,779	2,710,436	2,817,138	2,895,925
Common stock outstanding at period end	194,458,841	192,923,371	192,567,901	192,715,433	192,681,503
Common stockholders’ equity as a % of total assets	14.44%	14.94%	14.99%	15.74%	15.52%
Book value per common share	$22.73	$23.09	$23.28	$23.80	$24.19
Tangible common equity as a % of tangible assets	9.15%	9.55%	9.63%	10.29%	10.25%
Tangible book value per common share	$13.57	$13.87	$14.08	$14.62	$15.03

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:

Average stockholders’ equity	$4,530,334	$4,591,770	$4,616,660	$4,670,718	$4,768,712
Average preferred stock	(137,139)	(136,914)	(136,687)	(136,455)	(136,221)
Average goodwill and other intangibles	(1,784,016)	(1,779,801)	(1,775,746)	(1,771,971)	(1,768,209)
Average tangible common stockholders’ equity	2,609,179	2,675,055	2,704,227	2,762,292	2,864,282
Net income available to common	82,438	74,457	97,187	96,380	93,715
Net income, if annualized	327,960	296,209	394,147	386,579	371,804
Reported return on avg tangible common equity	12.57%	11.07%	14.58%	13.99%	12.98%
Adjusted net income (see reconciliation on page 21)	$87,682	$94,323	$97,603	$100,444	$99,589
Annualized adjusted net income	348,822	375,242	395,834	402,880	395,109
Adjusted return on average tangible common equity	13.37%	14.03%	14.64%	14.58%	13.79%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[4]:

Average assets	$30,652,856	$30,024,165	$29,582,605	$29,390,977	$29,147,332
Average goodwill and other intangibles	(1,784,016)	(1,779,801)	(1,775,746)	(1,771,971)	(1,768,209)
Average tangible assets	28,868,840	28,244,364	27,806,859	27,619,006	27,379,123
Net income available to common	82,438	74,457	97,187	96,380	93,715
Net income, if annualized	327,960	296,209	394,147	386,579	371,804
Reported return on average tangible assets	1.14%	1.05%	1.42%	1.40%	1.36%
Adjusted net income (see reconciliation on page 21)	$87,682	$94,323	$97,603	$100,444	$99,589
Annualized adjusted net income	348,822	375,242	395,834	402,880	395,109
Adjusted return on average tangible assets	1.21%	1.33%	1.42%	1.46%	1.44%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	As of and for the Quarter Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:

Net interest income	$217,824	$222,026	$217,914	$218,527	$213,837
Non-interest income	28,225	33,921	32,356	30,214	32,547
Total revenue	246,049	255,947	250,270	248,741	246,384
Tax equivalent adjustment on securities	3,258	3,146	3,120	3,115	3,085
Net (gain) loss on sale of securities	(642)	111	(719)	—	(1,656)
Depreciation of operating leases	(3,130)	(3,130)	(3,124)	(2,917)	(2,846)
Adjusted total revenue	245,535	256,074	249,547	248,939	244,967
Non-interest expense	119,362	133,473	118,165	120,629	124,968
Merger related expense	—	—	—	(2,481)	(4,581)
Loss on sale of mortgage servicing rights	—	—	—	—	(324)
Accrual for legal settlements	—	—	—	—	(2,000)
Impairment related to financial centers and real estate consolidation strategy	—	(13,311)	(633)	(475)	(118)
Loss on extinguishment of borrowings	(6,241)	(2,749)	—	(1,243)	—
Depreciation of operating leases	(3,130)	(3,130)	(3,124)	(2,917)	(2,846)
Amortization of intangible assets	(4,200)	(4,200)	(3,776)	(3,776)	(3,776)
Adjusted non-interest expense	105,791	110,083	110,632	109,737	111,323
Reported operating efficiency ratio	48.5%	52.1%	47.2%	48.5%	50.7%
Adjusted operating efficiency ratio	43.1	43.0	44.3	44.1	45.4

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[6]:

Income before income tax expense	$96,687	$94,974	$122,105	$122,862	$121,416
Income tax expense	12,280	18,551	22,955	24,523	25,745
Net income (GAAP)	84,407	76,423	99,150	98,339	95,671
Adjustments:
Net (gain) loss on sale of securities	(642)	111	(719)	—	(1,656)
Loss on extinguishment of debt	6,241	2,749	—	1,243	—
Accrual for legal settlements	—	—	—	—	2,000
Loss on sale of mortgage servicing rights	—	—	—	—	324
Impairment related to financial centers and real estate consolidation strategy.	—	13,311	633	475	118
Merger related expenses	—	—	—	2,481	4,581
Amortization of non-compete agreements and acquired customer list intangible assets	172	172	148	148	148
Total pre-tax adjustments	5,771	16,343	62	4,347	5,515
Adjusted pre-tax income	102,458	111,317	122,167	127,209	126,931
Adjusted income tax expense	12,807	15,028	22,601	24,806	25,386
Adjusted net income (non-GAAP)	89,651	96,289	99,566	102,403	101,545
Preferred stock dividend	1,969	1,966	1,963	1,959	1,956
Adjusted net income available to common stockholders (non-GAAP)	$87,682	$94,323	$97,603	$100,444	$99,589

Weighted average diluted shares	193,715,943	193,530,930	192,621,907	192,292,989	192,340,487
Reported diluted EPS (GAAP)	$0.43	$0.38	$0.50	$0.50	$0.49
Adjusted diluted EPS (non-GAAP)	0.45	0.49	0.51	0.52	0.52

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	For the Nine Months Ended September 30,
	2020	2021
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[6]:

Income before income tax expense	$160,694	$366,383
Income tax expense	11,348	73,223
Net income (GAAP)	149,346	293,160

Adjustments:
Net (gain) on sale of securities	(9,539)	(2,361)
Loss on extinguishment of borrowings	16,713	1,243
Accrual for legal settlements	—	2,000
Loss on sale of mortgage servicing rights	—	324
Impairment related to financial centers and real estate consolidation strategy	—	1,226
Merger-related expense	—	7,062
Amortization of non-compete agreements and acquired customer list intangible assets	515	443
Total pre-tax adjustments	7,689	9,937
Adjusted pre-tax income	168,383	376,320
Adjusted income tax expense	21,048	75,264
Adjusted net income (non-GAAP)	$147,335	$301,056
Preferred stock dividend	5,917	5,878
Adjusted net income available to common stockholders (non-GAAP)	$141,418	$295,178

Weighted average diluted shares	194,677,020	192,417,008
Diluted EPS as reported (GAAP)	$0.74	$1.49
Adjusted diluted EPS (non-GAAP)	0.73	1.53

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	For the Nine Months Ended September 30,
	2020	2021
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:
Average stockholders’ equity	$4,500,534	$4,685,920
Average preferred stock	(137,359)	(136,453)
Average goodwill and other intangibles	(1,788,190)	(1,771,948)
Average tangible common stockholders’ equity	2,574,985	2,777,519
Net income available to common stockholders	$143,429	$287,282
Net income available to common stockholders, if annualized	191,588	384,095
Reported return on average tangible common equity	7.44%	13.83%
Adjusted net income available to common stockholders (see reconciliation on page 22)	$141,418	$295,178
Adjusted net income available to common stockholders, if annualized	188,902	394,652
Adjusted return on average tangible common equity	7.34%	14.21%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[4]:
Average assets	$30,623,508	$29,372,043
Average goodwill and other intangibles	(1,788,190)	(1,771,948)
Average tangible assets	28,835,318	27,600,095
Net income available to common stockholders	143,429	287,282
Net income available to common stockholders, if annualized	191,588	384,095
Reported return on average tangible assets	0.66%	1.39%
Adjusted net income available to common stockholders (see reconciliation on page 22)	$141,418	$295,178
Adjusted net income available to common stockholders, if annualized	188,902	394,652
Adjusted return on average tangible assets	0.66%	1.43%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:
Net interest income	$642,895	$650,278
Non-interest income	101,641	95,117
Total revenues	744,536	745,395
Tax equivalent adjustment on securities	10,124	9,321
Net (gain) on sale of securities	(9,539)	(2,361)
Depreciation of operating leases	(9,758)	(8,888)
Adjusted total net revenue	735,363	743,467
Non-interest expense	358,956	363,762
Merger-related expense	—	(7,062)
Accrual for legal settlements	—	(2,000)
Loss on sale of mortgage servicing rights	—	(324)
Impairment related to financial centers and real estate consolidation strategy	—	(1,226)
Loss on extinguishment of borrowings	(16,713)	(1,243)
Depreciation of operating leases	(9,758)	(8,888)
Amortization of intangible assets	(12,600)	(11,328)
Adjusted non-interest expense	$319,885	$331,691
Reported operating efficiency ratio	48.2%	48.8%
Adjusted operating efficiency ratio	43.5%	44.6%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 PPNR is a non-GAAP financial measure calculated by summing our GAAP net interest income plus GAAP non-interest income minus our GAAP non-interest expense and eliminating provision for credit losses and income taxes. We believe the use of PPNR provides useful information to readers of our financial statements because it enables an assessment of our ability to generate earnings to cover credit losses through a credit cycle. Adjusted PPNR includes the adjustments we make for adjusted earnings and excludes accretion income. We believe adjusted PPNR supplements our PPNR calculation. We use this calculation to assess our performance in the current operating environment.

2 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

3 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

4 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

5 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

6 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.